As filed with the Securities and Exchange Commission on May 6, 2016.

Registration No. 333-206694

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sancilio Pharmaceuticals Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-3943353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2129 N. Congress Avenue

Riviera Beach, FL 33404

(561) 847-2302

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc Wolff

Executive Vice President and Chief Financial Officer

Sancilio Pharmaceuticals Company, Inc.

2129 N. Congress Avenue

Riviera Beach, FL 33404

(561) 847-2302

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq. Flora R. Perez, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 Phone: (954) 765-0500/Fax: (954) 765-1477	Richard D. Truesdell, Jr. Byron B. Rooney Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sancilio Pharmaceuticals Company, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-206694) for the purpose of filing Exhibit 10.5 as indicated in Item 16 of Part II of this Amendment. No changes or additions are being made to the prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature pages and the Exhibit Index of the Registration Statement.

Item 16. Exhibits and Financial Schedules

(a)	Exhibits

Exhibit No.	Exhibit Description	Previously Filed	Filed Herewith	To be Filed by Amendment
1.1	Form of Underwriting Agreement	X

3.1	Certificate of Incorporation of the Registrant (currently in effect)	X

3.2	Bylaws of the Registrant (currently in effect)	X

3.3	Form of Amended and Restated Certificate of Incorporation (to be effective immediately prior to the closing of this offering)			X

3.4	Form of Amended and Restated Bylaws (to be effective immediately prior to the closing of this offering)			X

3.5	Certificate of Amendment to Certificate of Incorporation of the Registrant	X

4.1	Specimen Common Stock certificate	X

4.2	Second Amended and Restated Stockholders’ Agreement, dated as of May 21, 2014 (assigned to Registrant)	X

5.1	Opinion of Greenberg Traurig, P.A.			X

10.1†	2012 Employee, Director and Consultant Equity Incentive Plan	X

10.2†	2015 Equity Incentive Plan	X

10.3	Lease Agreement, by and between the Registrant, Simone Holdings, Inc. and Signature Structures, Inc., dated December 15, 2005, as amended January 15, 2010, August 2, 2011, December 5, 2012, February 13, 2014, and April 1, 2014	X

10.4	Agreement of Lease, by and between the Registrant, Simone Holdings, Inc. and Signature Structures, Inc., dated December 30, 2013	X

10.5	Credit and Security Agreement, by and between the Registrant, Midcap Financial Trust, as agent, and Midcap Funding XIII Trust and Flexpoint MCLS Holdings LLC, as lenders, dated February 1, 2016		X

10.6*	Master Services Agreement, by and between the Registrant and TherapeuticsMD, Inc., dated January 30, 2015	X

10.6(a)	Amendment No. 1 to Master Services Agreement, by and between the Registrant and TherapeuticsMD, Inc., dated December 29, 2015	X

10.7	Consulting Agreement, by and between the Registrant and TherapeuticsMD, Inc., dated May 17, 2012	X

10.8	Consulting Agreement, by and between the Registrant and TherapeuticsMD, Inc., dated May 7, 2013(1)

10.9†	Executive Severance Plan	X

10.10†	Amended and Restated Employment Letter by and between the Registrant and Marc Wolff dated as of December 23, 2015	X

Exhibit No.	Exhibit Description	Previously Filed	Filed Herewith	To be Filed by Amendment

10.11†	Form of Indemnification Agreement between the Registrant and its directors	X

10.12†	Amended and Restated Employment Letter by and between the Registrant and Albert Cavagnaro dated as of September 23, 2015	X

10.13	Agreement of Lease, by and between the Registrant, Mitzvah Enterprises, Inc. and Paramus Associates, Inc., dated August 10, 2015	X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	X

23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 herein)			X

24.1	Powers of Attorney (included in signature page)

†	Management contract or compensatory plan or arrangement
*	Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.
(1)	Incorporated by reference to Exhibit 10.32 to the Form 10-Q for the quarter ended March 31, 2013, previously filed by TherapeuticsMD, Inc. (File No. 001-00100) and incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.5	Credit and Security Agreement, by and between the Registrant, Midcap Financial Trust, as agent, and Midcap Funding XIII Trust and Flexpoint MCLS Holdings LLC, as lenders, dated February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned.

SANCILIO PHARMACEUTICALS COMPANY, INC.

By:	/s/ Frederick D. Sancilio
Name:	Frederick D. Sancilio
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick D. Sancilio Frederick D. Sancilio	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 6, 2016

/s/ Marc Wolff Marc Wolff	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 6, 2016

/s/ William Phelan William Phelan	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 6, 2016

* Luke Beshar	Director	May 6, 2016

* Alan Dunton	Director	May 6, 2016

* Patrick Gray	Director	May 6, 2016

* Dennis Langer	Director	May 6, 2016

* Edward Mascioli	Director	May 6, 2016

* Martin Zeiger	Director	May 6, 2016

* /s/ Marc Wolff Attorney-in-fact		May 6, 2016